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                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

    We hereby consent to the use in this Registration Statement on Form S-2 of our report dated August 20, 1997 relating to the consolidated financial statements and financial statements schedule of County Wide Transport Services, Inc. and subsidiaries and to the incorporation by reference of such report included in the Company's 1997 annual report on Form 10-K, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                             /s/ Hein + Associates LLP
                             -------------------------
                             Hein + Associates LLP
                             Certified Public Accountants


Orange, California
December 2, 1997